UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 27, 2006

KOPPERS HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-32737	20-1878963
(Commission File Number)	(IRS Employer Identification No.)

436 Seventh Avenue, Pittsburgh Pennsylvania	15219
(Address of Principal Executive Offices)	(Zip Code)

(412) 227-2001

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On November 27, 2006 Koppers Holdings Inc. (the “Company”) entered into an Underwriting Agreement dated November 27, 2006 (the “Underwriting Agreement”), by and among the Company, Saratoga Partners III, L.P., Saratoga Partners III C.V. (Saratoga Partners III, L.P. and Saratoga Partners III C.V. are collectively referred to in this current report as “Saratoga”) and UBS Securities LLC (the “Underwriter”), as the underwriter, in connection with a secondary offering of 1,750,000 shares of the Company’s common stock. Pursuant to the Underwriting Agreement, the Underwriter also has a 30-day option to purchase up to an additional 262,500 shares of common stock to cover over-allotments, if any. Also pursuant to the Underwriting Agreement, the Company, Saratoga, and certain officers will be subject to a 60-day “lock-up” period, subject to certain exceptions, including exceptions relating to 10b5-1 trading plans for officers.

All of the shares are currently issued and outstanding. The shares are being sold by Saratoga, which, after the consummation of the proposed offering, will own approximately 20% of the Company’s outstanding shares, excluding the effect of shares sold for over-allotments, if any.

The Company will not receive any proceeds from the sale.

The Underwriting Agreement is filed as Exhibit 99.1 to this current report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed with this report on Form 8-K:

Exhibit No.	Description
99.1	Underwriting Agreement dated November 27, 2006 (exhibits and schedules omitted)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPPERS HOLDINGS INC.

By:	/s/ Brian H. McCurrie
Brian H. McCurrie
Vice President and Chief Financial Officer

Date: November 30, 2006

EXHIBIT INDEX

Number	Description	Method of Filing
99.1	Underwriting Agreement dated November 27, 2006 (exhibits and schedules omitted)	Filed herewith